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                                                                     EXHIBIT 4.1

                                  EXHIBIT 4.1

              TEMPORARY CERTIFICATE--EXCHANGEABLE FOR DEFINITIVE
                 ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY


     NUMBER                                                       SHARES



                    DOVER DOWNS GAMING & ENTERTAINMENT, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                    SEE REVERSE FOR CERTAIN RESTRICTIONS


                                                   CUSIP


THIS CERTIFIES THAT


is the owner of

                FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF
                   DOVER DOWNS GAMING & ENTERTAINMENT, INC.

of the par value of $.10 per share, transferable on the books of the Corporation by the registered owner hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

     This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name by its proper officers and to be sealed with its Corporate Seal.


Dated: ____________________________


Klaus M. Belohoubek                                 Denis McGlynn
Secretary                                           President
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COUNTERSIGNED AND REGISTERED.
     Mellon Investor Services, L.L.C.
          TRANSFER AGENT AND REGISTRAR

BY
AUTHORIZED OFFICER

Any and all shares of Common Stock of the Corporation are held subject to the condition that if (a) any regulatory authority should request, determine or otherwise advise that the holder or owner is disqualified, or unsuitable, must qualify for or obtain a license, or must submit an application and satisfy a review process, including background checks, in order for the Corporation or any subsidiary to obtain or retain a license or a relicense, or otherwise avoid significant penalties or business disadvantage, and (b) such holder or owner shall fail to submit to qualification within fifteen (15) days following such request, determination or advice, or fail to be found qualified or suitable, then (c) such holder or owner, at the request of the Corporation or the appropriate regulatory authority, shall promptly dispose of such holder's or owner's interest in the Corporation's Common Stock and shall be subject to any order of such regulatory body limiting such holder's or owner's rights pending such disposition. Without limiting the foregoing, any holder or owner that intends to acquire, directly or indirectly, ten percent (10%) or more of the outstanding common stock of the Corporation (regardless of class or series) shall first notify the Corporation and obtain prior written approval from the Delaware State Lottery Office. Since money damages are inadequate to protect the Corporation, it shall be entitled to injunctive relief to enforce the foregoing provision.

This certificate also evidences and entities the holder to certain Rights as set forth in a Rights Agreement between the Corporation and Mellon Investor Services, L.L.C., as Rights Agent, dated as of ____________, 2002 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt by it of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to or beneficially owned by an Acquiring Person or their Associates or Affiliates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights may become null and void as provided in the Rights Agreement.

The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class of stock authorized to be issued and, with respect to the classes of stock which may be issued in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws of regulations:


     TEN COM    --  as tenants in common              UNIF GIFT MIN ACT -- _____Custodian ______
     TEN ENT    --  as tenants by the entireties                           (Cust)          (Minor)
     JT TEN     --  as joint tenants with right of                      under Uniform Gifts to Minors
                    survivorship and not as tenants                     Act______________________
                    in common                                                     (State)

     Additional abbreviations may also be used though not in the above list.

For Value Received, ____________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFIYING NUMBER OF ASSIGNEE

/_______________________________________/_______________________________________


________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________

_______________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated__________________________________________

________________________________________________________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:
____________________________________________________________

          THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.